UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM  8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 9, 2011

POWERWAVE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21507	11-2723423
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 E. St. Andrew Place
 Santa Ana, CA 92705
(Address of principal executive offices)

Registrant’s telephone number, including area code: (714) 466-1000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On November  9, 2011, Powerwave Technologies, Inc. (the “Company”),  committed to the implementation of a new restructuring plan.    The plan consists primarily of targeted headcount reductions in the Company’s manufacturing operations, as well as in general and administrative, selling and research and development functions.    This action is being taken in an effort to reduce the Company’s manufacturing and operating expenses.  We expect the workforce reductions to impact approximately 110 employees throughout our global organization as well as additional reductions in our contract labor workforce.  We currently anticipate that the workforce reductions will be completed during the fourth quarter of 2011and first quarter of 2011 due to country specific notice requirements.

This action will result in both cash and non-cash charges, which will impact the Company’s income statement in the fourth quarter of 2011 and the first quarter of 2012.  The total amount of charges related to the workforce reductions are currently estimated to range between $2 million and $2.5 million, and include estimated severance and other employee related costs which will be paid out over the next 12 months.

The foregoing statements regarding the timing and amount of the restructuring charges and cash expenditures are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Reform Act of 1995. These forward-looking statements are based on information available to the Company as of the date of this Current Report and management’s views and assumptions regarding future events as of the date of this Current Report and are subject to risks and uncertainties which could cause the outcome of future events to differ materially from those assumed or intended. Such potential risks and uncertainties include the inability to complete the work force reductions as planned, those described in the Company’s Form 10-K for the fiscal year ended January 2, 2011, and its Form 10-Q for the quarterly period ended October 2, 2011, both of which were filed with the Securities and Exchange Commission (the “SEC”), and other risks and uncertainties detailed from time to time in the Company’s other reports filed with the SEC. The Company urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the Company faces. The Company expressly disclaims any intent or obligation to update any forward looking statements, whether as a result of new information, future events or otherwise, after the date of this Current Report to conform such statements to actual results or to changes in our opinions or expectations except as required by applicable law or the rules of the NASDAQ Stock Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 14, 2011		POWERWAVE TECHNOLOGIES, INC

		By:	/s/ Kevin T. Michaels
Kevin T. Michaels
Chief Financial Officer